Exhibit B-2





                                       _______________, 1996



To prospective purchasers of Preferred Stock, Cumulative, $100 Par Value or
     Preferred Stock, Cumulative, without
     Par Value, and/or Preference Stock of
     Gulf States Utilities Company


Gentlemen:

      Gulf States Utilities Company ("Company") expects to issue and sell in one or more series at one time or from
time  to  time (i) not to exceed [              ] shares  of
its  Preferred Stock, Cumulative, without Par  Value  and/or
(ii)  not to exceed [              ] shares of its Preferred
Stock, Cumulative, $100 Par Value, and/or  [               ]
shares of Preferred Stock; provided, however, that the aggregate par value of Preferred Stock and Preference Stock
issued shall not exceed [$              ] (collectively, the
"Stock"). The Company will receive proposals for all or such portion of the Stock as may be designated by the Company to prospective purchasers.

      Enclosed please find copies of a prospectus dated ___________________ ("Prospectus") relating to
$__________________ aggregate par value of the Company's Preferred and/or Preference Stock, a questionnaire to be used in furnishing certain information to the Company and an Underwriting Agreement for use in submitting a proposal. You may obtain copies of the registration statement relating to the Stock and of the documents incorporated by reference in the prospectus by contacting _________________________
____________________________________________________________
_____.

      The Company will give notice ("Notice") to two or more of the following prospective purchasers: Morgan Stanley & Co. Incorporated. Merrill Lynch & Co., Goldman, Sachs & Co., Salomon Brothers Inc., The First Boston Corporation, Smith Barney Harris Upham & Co. Incorporated, Stephens Inc., Prudential Securities, Inc., Shearson Lehman Brothers, Inc., Morgan Keegan & Co., Inc., Bear, Stearns & Co., Inc., and Robert W. Baird & Co. Incorporated at least two (2) hours prior to the time proposals are to be submitted of (i) the number of shares being offered; (ii) the par value of the shares being offered; (iii) the initial dividend payment date for the Stock and the date from which dividends shall be cumulative; (iv) whether the terms of the Stock will include a sinking fund, and if so, the terms thereof; (v) the date, time and location for the submission of proposals;
(vi) the manner in which proposals are to be submitted;  and
(vii) whether the redemption provisions described in Appendix A hereto will be applicable to the Stock and the terms of any other redemption provisions as may be applicable. The Company will also make available prior to the time proposals are to be submitted a description of the procedures that will be used by the Company to determine the winning proposal. Various basic terms relating to the Stock are set forth in Appendix A hereto.

      Winthrop, Stimpson, Putnam & Roberts, One Battery Park Plaza, New York, N.Y. 10004 (telephone number 212-858-1000), is acting as purchasers' counsel. Should you wish to discuss the legal aspects of the offering or the fees and disbursements of such counsel, please contact David P. Falck, Esq. of that firm. Such counsel have prepared a preliminary memorandum with respect to the qualification of the Stock under the "blue sky" laws of various jurisdictions. Copies of this memorandum may be obtained from Mr. Falck.

                                  Very truly yours,

                            GULF STATES UTILITIES COMPANY


                          By: __________________________________
                                William J. Regan, Jr.
                             Vice President and Treasurer

                                                  APPENDIX A


                GULF STATES UTILITIES COMPANY

                      Summary of Terms

  Relating to the Purchase of Preferred Stock, Cumulative,
    Without Par Value and/or Preferred Stock, Cumulative,
        $100 Par Value of a Particular Series and/or
             Preference Stock, Without Par Value


Number of Shares       To  be  designated by the Company  in
                       the Notice.

Par Value              Without  par value or $100 per  share
                       to  be  designated by the Company  in
                       the Notice.

Dividend Rate          The  Dividend  Rate, expressed  as  a
                       percentage  of par value, (except  as
                       to  Preferred and Preference  without
                       par  value) shall be as set forth  in
                       the  Underwriting Agreement submitted
                       by   the   successful  purchaser   or
                       purchasers  and  shall   be   (i)   a
                       multiple  of [             ]  in  the
                       case  of  no  par Preferred;  (ii)  a
                       multiple of [                   ]  in
                       the   case  of  $100  Preferred;  and
                       (iii)       not       less       than
                       [                     ]  in the  case
                       of Preference.

Dividend Rights        See   the   accompanying   Prospectus
                       relating to the Stock.

Price to the Company   Not  less than [$    ] nor more  than
                       [$    ]  per share in the case of  no
                       par   Preferred  and  not  less  than
                       $100.00  nor  more than  $102.75  per
                       share  in  the case of $100 Preferred
                       and  not  less than [      ] for  the
                       Preference,  plus,  in   each   case,
                       accumulated  dividends,  if  any,  at
                       the  Dividend Rate, as set  forth  in
                       the  Underwriting Agreement submitted
                       by   the   successful  purchaser   or
                       purchasers.

Purchasers'            In  the event of a reoffering of  the
Compensation           Stock,  the Company shall pay to  the
                       successful  purchaser or  purchasers,
                       for   its   or   their  services   in
                       purchasing  and making  a  reoffering
                       of  the  Stock, the amount per  share
                       of   compensation  specified  in  the
                       Underwriting  Agreement submitted  by
                       such    purchaser   or    purchasers,
                       provided  that the proceeds  received
                       by  the Company from the sale of  the
                       Stock,     less    the    purchasers'
                       compensation, shall not be less  than
                       95%  of  the aggregate price  to  the
                       Company for the Stock.

Sinking Fund           If  the  Notice so states, the  Stock
                       will be subject to a sinking fund  as
                       set forth in the Notice.

Redemption Provisions  Unless   otherwise  stated   in   the
                       Notice,   the  following   redemption
                       provisions shall be applicable:   For
                       the   purpose   of  determining   the
                       redemption  prices of the Stock,  the
                       term "purchase price" shall mean  the
                       per   share   price   (exclusive   of
                       accumulated dividends, if any) to  be
                       paid  by the successful purchaser  or
                       purchasers  to  the Company  for  the
                       Stock.

                       (i)   If  the Stock is subject  to  a
                       sinking  fund  as designated  by  the
                       Company    in    the   Notice,    the
                       redemption  price per  share  of  the
                       Stock  shall  be,  if  the  date   of
                       redemption is on or before the  first
                       day  of  the calendar month in  which
                       the first anniversary of the date  of
                       issue   of  the  Stock  occurs,   the
                       purchase  price  per  share  plus  an
                       amount  equal  to the  annual  dollar
                       amount  per  share of  the  dividend,
                       and  thereafter such redemption price
                       will   decline  in  each   subsequent
                       annual period in equal decrements  to
                       par  value, for and during the annual
                       period  commencing  with  the  second
                       day  of  the calendar month in  which
                       the  anniversary of the date of issue
                       of  the  Stock occurs and  ending  on
                       the  date on which all shares of  the
                       Stock are to be redeemed pursuant  to
                       the  mandatory  requirements  of  the
                       sinking  fund;  in  each  case,  plus
                       unpaid  accumulated dividends to  the
                       date of redemption.

                       (ii)  If the Stock is not subject  to
                       a  sinking fund as designated by  the
                       Company    in    the   Notice,    the
                       redemption  prices of the  Stock  per
                       share  shall  be  the purchase  price
                       per  share  plus an amount equal  to:
                       (a)  the  annual  dollar  amount  per
                       share of the dividend if the date  of
                       redemption is on or before the  first
                       day  of  the calendar month in  which
                       the fifth anniversary of the date  of
                       issue  of the Stock occurs;  (b)  75%
                       of   the  annual  dollar  amount  per
                       share   of  the  dividend  thereafter
                       through   the  first   day   of   the
                       calendar  month  in which  the  tenth
                       anniversary of the date of  issue  of
                       the  Stock  occurs; (c)  50%  of  the
                       annual  dollar amount  per  share  of
                       the  dividend thereafter through  the
                       first  day of the calendar  month  in
                       which  the  fifteenth anniversary  of
                       the   date  of  issue  of  the  Stock
                       occurs;  or  (d) 25%  of  the  annual
                       dollar   amount  per  share  of   the
                       dividend  thereafter,  in  each  case
                       plus unpaid accumulated dividends  to
                       the date of redemption.

                       The  Company may determine  to  limit
                       for  a  period of years as set  forth
                       in  the  Notice its ability to redeem
                       shares   of   the   Stock   if   such
                       redemption is for the purpose  or  in
                       anticipation   of   refunding    such
                       shares  through the use, directly  or
                       indirectly, of funds borrowed by  the
                       Company  or through the use, directly
                       or   indirectly,  of  funds   derived
                       through  the issuance by the  Company
                       of  stock ranking prior to  or  on  a
                       parity   with   the   Stock   as   to
                       dividends   or   assets,   if    such
                       borrowed   funds  have  an  effective
                       interest   cost   to   the    Company
                       (computed    in    accordance    with
                       generally      accepted     financial
                       practice)  or  such  stock   has   an
                       effective   dividend  cost   to   the
                       Company  (so computed) of  less  than
                       the    "effective   dividend   cost"*
                       (stated  as a multiple of  0.0001  of
                       1%) to the Company of the Stock.

                       If,  in any case, a redemption  price
                       of  Stock shall not be a multiple  of
                       one   cent,  such  price   shall   be
                       adjusted  by  increasing  it  to  the
                       next higher multiple of one cent.

                       If     the    foregoing    redemption
                       provisions  shall not be  applicable,
                       the   Company  will  specify  in  the
                       Notice   the   applicable  redemption
                       provisions, which could include,  for
                       example,  an absolute prohibition  on
                       redemption for a period of  years  or
                       during  such time that the applicable
                       series of Stock is outstanding.

Liquidation Rights     See the accompanying Prospectus
                       relating to the Stock.

Voting Rights          See   the   accompanying   Prospectus
                       relating to the Stock.

Registration           No. 33-__________
Statement

Miscellaneous          For   further  information  regarding
                       the  terms of the Stock, please refer
                       to    the   accompanying   Prospectus
                       relating to the Stock.

                       The  Underwriting Agreement submitted
                       by   the   successful  purchaser   or
                       purchasers shall, upon acceptance  by
                       the  Company, become effective as and
                       constitute the agreement between  the
                       Company   and   such   purchaser   or
                       purchasers  covering  the  sale   and
                       purchase of the Stock.


_______________________________
* (a) If the Stock is not subject to a sinking fund as designated by the Company in the Notice, the "effective dividend cost" will be determined by multiplying the
Dividend Rate by the aggregate par value of the Stock, and dividing the product of such numbers by a number equal to the amount of the proceeds to be received by the Company from the sale of the Stock less the compensation, if any, to be paid by the Company to the successful purchaser or purchasers.

 (b) If the Stock is subject to a sinking fund as designated by the Company in the Notice, the "effective dividend cost" will be determined as twelve times the monthly rate necessary to discount payments to be made by the Company on the Stock (dividends and mandatory sinking fund obligations, including accumulated dividends, if any) to amounts which in the aggregate equal the amount of the proceeds to be received by the Company from the sale of the Stock less the compensation, if any, to be paid by the Company to the successful purchaser or purchasers. For purposes of this calculation, the aggregate par value of the Stock shall be deemed to be reduced from time to time by the mandatory sinking fund obligations with respect to the Stock.